As filed with the Securities and Exchange Commission on November 30, 2012	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

Registration Statement Under
The Securities Act of 1933

IMPAC MORTGAGE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Maryland	33-0675505
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19500 Jamboree Road, Irvine, CA 92612

(Address of principal executive offices)

(949) 475-3600

(Registrant’s telephone number, including area code)

Impac Mortgage Holdings, Inc.  2010 Omnibus Incentive Plan

(Full Title of the plans)

Ronald M. Morrison	Copy to:
General Counsel	Katherine J. Blair, Esq.
19500 Jamboree Road	K&L Gates LLP
Irvine, CA 92612	10100 Santa Monica Blvd
(949) 475-3600	Seventh Floor
(Name, address and telephone number of agent	Los Angeles, CA 90067
for service)	Telephone: (310) 552-5000
Facsimile: (310) 552-5001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting
company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.01 par value per share	250,000 shares	$13.81	$3,452,500	$471.00

(1)         Calculated in accordance with Rule 457 (h) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), an additional 250,000 shares of Impac Mortgage Holdings, Inc.’s (the “Registrant”) common stock, par value $0.01 per share (the “Common Stock”), to be issued pursuant to the Registrant’s 2010 Omnibus Incentive Plan (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statement previously filed with the Securities and Exchange Commission in relation to the Plan (File No. 333-169316) is incorporated by reference herein.

The additional shares of the Registrant’s common stock being registered hereunder represent the increase in the number of shares issuable under the Plan that was approved by the stockholders of the Registrant on July 24, 2012 at the Registrant’s annual meeting of stockholders.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission, or SEC, (File No.  001-14100) are incorporated herein by reference:

•                 The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 21, 2012;

•                 The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012, as filed on May 15, 2012, for the quarter ended June 30, 2012, as filed on August 14, 2012, and for the quarter ended September 30, 2012 as filed on November 13, 2012;

•                 The Registrant’s Current Reports on Form 8-K (other than information furnished pursuant to Item 2.02 or Item 7.01 thereof) filed on July 27, 2012 and November 1, 2012; and

•                 The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description.

The Registrant incorporates by reference the documents listed above and any documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment, except for information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.         Exhibits.

Exhibit Number
5.1	Opinion of K&L Gates LLP.
23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP.
23.2	Consent of K&L Gates LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).
99.1	Impac Mortgage Holdings, Inc. 2010 Omnibus Incentive Plan, as amended.
99.2	Form of Stock Option Agreement for 2010 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.6 of Registrant’s Registration Statement on Form S-8, filed with the SEC on September 10, 2010).
99.3

Form of Restricted Stock Agreement for 2010 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.7 of Registrant’s Registration Statement on Form S-8, filed with the SEC on September 10, 2010).

99.4	Non-Employee Director Deferred Stock Unit Award Program (incorporated by reference to Exhibit 10.6 of Registrant’s Annual Report on Form 10-K, filed with the SEC on March 31, 2011).
99.5

Form of Notice of Grant Under Non-Employee Director Deferred Stock Unit Award Program (incorporated by reference to Exhibit 10.6(a) of Registrant’s Annual Report on Form 10-K, filed with the SEC on March 31, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 28th day of November, 2012.

IMPAC MORTGAGE HOLDINGS, INC.

By:	/s/ William S. Ashmore
William S. Ashmore, President

POWER OF ATTORNEY

We, the undersigned officers and directors of Impac Mortgage Holdings, Inc., do hereby constitute and appoint William S. Ashmore and Todd R. Taylor, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Names	Title	Date

/s/ Joseph R. Tomkinson	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 28, 2012
Joseph R. Tomkinson

/s/ William S. Ashmore	President and Director	November 28, 2012
William S. Ashmore

/s/ Todd R. Taylor	Chief Financial Officer (Principal Financial and Accounting Officer)	November 28, 2012
Todd R. Taylor

/s/ James Walsh	Director	November 19, 2012
James Walsh

/s/ Frank P. Filipps	Director	November 19, 2012
Frank P. Filipps

/s/ Stephan R. Peers	Director	November 27, 2012
Stephan R. Peers

/s/ Leigh J. Abrams	Director	November 21, 2012
Leigh J. Abrams

EXHIBIT INDEX

Exhibit Number
5.1	Opinion of K&L Gates LLP.
23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP.
23.2	Consent of K&L Gates LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).
99.1	Impac Mortgage Holdings, Inc. 2010 Omnibus Incentive Plan, as amended (incorporated by reference to Appendix A of Registrant’s Proxy Statement on Form Def 14A filed with the SEC on April 30, 2012).
99.2	Form of Stock Option Agreement for 2010 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.6 of Registrant’s Registration Statement on Form S-8, filed with the SEC on September 10, 2010).
99.3

Form of Restricted Stock Agreement for 2010 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.7 of Registrant’s Registration Statement on Form S-8, filed with the SEC on September 10, 2010).

99.4	Non-Employee Director Deferred Stock Unit Award Program (incorporated by reference to Exhibit 10.6 of Registrant’s Annual Report on Form 10-K, filed with the SEC on March 31, 2011).
99.5

Form of Notice of Grant Under Non-Employee Director Deferred Stock Unit Award Program (incorporated by reference to Exhibit 10.6(a) of Registrant’s Annual Report on Form 10-K, filed with the SEC on March 31, 2011).